EXHIBIT 24

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned, as a director of Unum Group, a Delaware corporation (the “Company”), hereby appoints Lisa G. Iglesias and J. Paul Jullienne, each with power to act without the other and with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or such other form or forms as any such attorney-in-fact may deem necessary or advisable, and any and all amendments or supplements thereto, and to file the same, together with all exhibits thereto and any and all other documents in connection therewith, with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended, and the rules or regulations thereunder, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite, necessary, or desirable to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney as of February 25, 2022.

/s/ Theodore H. Bunting, Jr.	/s/ Timothy F. Keaney
Theodore H. Bunting, Jr.	Timothy F. Keaney

/s/ Susan L. Cross	/s/ Gloria C. Larson
Susan L. Cross	Gloria C. Larson

/s/ Susan D. Devore	/s/ Richard P. McKenney
Susan D. Devore	Richard P. McKenney

/s/ Joseph J. Echevarria	/s/ Ronald P. O'Hanley
Joseph J. Echevarria	Ronald P. O'Hanley

/s/ Cynthia L. Egan	/s/ Francis J. Shammo
Cynthia L. Egan	Francis J. Shammo

/s/ Kevin T. Kabat
Kevin T. Kabat